UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011
BLACK TUSK MINERALS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street Vancouver, British Columbia Canada (Address of principal executive offices)	V6P 5T2 (Zip Code)

Registrant’s telephone number, including area code:   (778) 999-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On June 13, 2011, Black Tusk Minerals Inc. (the “Company”) issued to Magellan Management Company (“Magellan”), 2,970,176 units consisting of 2,970,176 shares of common stock of the Company and 2,970,176 common share purchase warrants of the Company which may be converted into shares of common stock of the Company, par value $0.001, at a conversion price of $0.05 per warrant share, until February 8, 2016. This issuance is in accordance with the rescission and conditional purchase agreements entered into by Magellan and the Company on March 30, 2011, and April 14, 2011. Pursuant to those rescission and conditional purchase agreements 2,703,509 units were rescinded on March 30, 2011 and 266,667 units were rescinded on April 14, 2011. Magellan is wholly owned and controlled by Gavin Roy, the President and a director of the Company.

The units were originally issued to Magellan on February 8, 2011, as part of a non-brokered private placement to non-U.S. persons outside of the United States in off-shore transactions. The units, shares, warrants and underlying shares of the private placement were not registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the laws of any state, and are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act). The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The shares, warrants and underlying securities were placed pursuant to exclusions from registration requirements by Rule 903 of Regulation S of the Securities Act, such exclusions being available based on information obtained from the investors to the private placement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws

On June, 9, 2011, the Company filed a Certificate of Amendment with the Nevada Secretary of State. The Company previously disclosed the terms of the amendment in the Schedule 14C information statement filed with the Securities and Exchange Commission on May 3, 2011. See Item 5.07 below for more information.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 29, 2011, the holders of 3,120,581 shares of common stock or approximately 78.01%, of the issued and outstanding shares of the Company, executed a written consent approving: (1) the amending and restating the bylaws of the Company; (2) increasing the size of the Board of Directors of the Company to consist of four members; (3) electing Robert G. Krause, Mark White, Kurt Bordian and Gavin Roy as directors of the Company; and (4) ratifying the Black Tusk Minerals Inc. 2011 Non-qualified Stock Option Plan.

Approximately 53.72% of the Company’s holders of common stock approved amending the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock to 100,000,000 shares. Gavin Roy, the president of the Company and principal of Magellan Management Company abstained from voting on the matter.

The written consents become effective on June 9, 2011. An information statement was sent to the holders of record of the Company’s issued and outstanding capital stock as of the close of business on the record date, April 29, 2011, outlining the above mentioned stockholder actions.

The Certificate of Amendment as filed with the Nevada Secretary of State on June 9, 2011, is attached hereto as exhibit 3.1. The Amended and Restated Bylaws of Black Tusk Minerals Inc. are attached hereto as exhibit 3.2.

Item 9.01. Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment
3.2	Amended and Restated Bylaws of Black Tusk Minerals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Tusk Minerals Inc.
(Registrant)

Dated: June 13, 2011	By: /s/ Gavin Roy
Gavin Roy President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment
3.2	Amended and Restated Bylaws of Black Tusk Minerals Inc.